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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      October 6, 1999 (September 21, 1999)
                      ------------------------------------
                Date of report (Date of earliest event reported)

                  THE SOURCE INFORMATION MANAGEMENT COMPANY
                  -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    MISSOURI
                                    --------
                 (State or Other Jurisdiction of Incorporation)

          0-26238                                        43-1710906
          -------                                        ----------
  (Commission File Number)                    (IRS Employer Identification No.)

11644 LILBURN PARK ROAD, ST. LOUIS, MISSOURI                        63146
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 (Address of Principal Executive Offices)                         (Zip Code)

                                 (314) 995-9040
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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                    THE SOURCE INFORMATION MANAGEMENT COMPANY


                                    FORM 8-K

The information contained in this report includes statements regarding matters which are not historical facts (including statements regarding the plans, beliefs or expectations of The Source Information Management Company) which are forward-looking statements within the meaning of the federal securities laws. When used in this report, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, the Company's actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to the Company's dependence on the marketing and distribution strategies of publishers and other vendors; the Company's ability to access check-out area information; risks associated with the Company's Advance Pay Program, including problems collecting incentive payments from publishers; demand for display racks; the Company's ability to successfully implement its growth strategy; competition; the Company's ability to effectively manage its expansion and integrate acquired businesses; and general economic and business conditions nationally, in the Company's markets and its industry. Investors are also directed to consider other risks and uncertainties discussed in other reports previously and subsequently filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On September 21, 1999, Registrant acquired the assets of Illinois-based Huck Store Fixture Company ("Huck") in a transaction accounted for as a purchase. The purchase price of Huck will be equal to four times the average of Huck's earnings before interest, depreciation and amortization (EBITDA) for fiscal years 1998 and 1999 (ending in November) less approximately $6.8 million of debt assumed, and immediately paid off, by Source. Source paid a portion of the purchase price, consisting of $3 million cash and 100,000 shares of Source Information Management Company ("Source") Common Stock, at closing. The purchase price was established through arms-length negotiations. Cash for the acquisition was provided by cash flows from operations.

Huck Store Fixture Company reported EBITDA of $4,177,000 for the fiscal year ended November 7, 1998. Huck projects fiscal 1999 EBITDA of approximately $7 million.

         Huck will also be entitled to an earnout payment in the amount (if any) by which four times the average of Huck's EBITDA for its years ending in November, 1999 and 2000 exceeds four times its average EBITDA for its years ending November, 1998 and 1999. Both the purchase price and the earnout will be paid 70% in cash and 30% in Source common shares, with shares valued for such purposes at $11.375 per share.

         The acquisition included Huck's letter of intent to acquire the assets of Arrowood, Inc. That acquisition closed on September 27, 1999 for a purchase price of $939,000 in cash and Source's note for $200,000.

         Huck is a manufacturer and supplier of custom wood displays to national retailers.


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Arrowood, Inc. is a privately held manufacturer of wooden display fixtures.
Registrant presently intends to continue operating the businesses. Other than in connection with the acquisition, none of Huck's shareholders or its affiliates has had any material relationship with Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

         At present, it is impractical for Registrant to provide required financial statements for Huck Store Fixture Company, but such financial statements will be filed by an amendment to this report within 60 days after the required time for filing for this report.

         (b)      Pro Forma Financial Information

         At present, it is impractical for Registrant to provide required pro forma financial information relative to Huck Store Fixture Company, but such financial information will be filed by an amendment to this report within 60 days after the required time for filing for this report.

         (c)      Exhibits

                    2.1 Asset Purchase Agreement dated September 21, 1999, among Registrant, Huck Store Fixture Company and Huck Store Fixture Company of Nevada.

                    2.2 Agreement with Seller Stockholder of Huck Store Fixture Company dated September 21, 1999.

                    99    Registrant's Press Release issued September 30, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE SOURCE INFORMATION
                               MANAGEMENT COMPANY


Date: October 6, 1999        By: /s/ W. Brian Rodgers
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                                 W. Brian Rodgers, Chief Financial Officer